SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 17, 2010

BioMarin Pharmaceutical Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-26727	68-0397820
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

105 Digital Drive, Novato, California	94949
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (415) 506-6700

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The Board of Directors of BioMarin Pharmaceutical Inc. (the “Company”) recently completed its regular periodic review of its charter documents. As part of this review, on December 17, 2010, the Board approved an amendment and restatement of the Company’s bylaws (the “Bylaws” and as amended and restated, the “Amended Bylaws”) effective immediately. The substantive changes were made primarily to the notice and record date provisions for stockholder meetings due to recent changes in Delaware law. The Bylaws were amended and restated as follows:

Section 2.7 (Adjourned Meeting; Notice) was amended consistent with Delaware law to provide that notice shall not be required to be given of an adjourned meeting if the time or place, if any, thereof, and the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such adjourned meeting are announced at the meeting at which the adjournment is taken. Further, the amendments provide that if after the adjournment of a meeting, a new record date for stockholders entitled to vote is fixed for the adjourned meeting, the Board of Directors shall fix a new record date for notice of such adjourned meeting and shall give notice of the adjourned meeting to each stockholder of record entitled to vote at such adjourned meeting as of the record date for notice of such adjourned meeting.

Section 2.11 (Record Date) was amended consistent with Delaware law so that the Company may elect to fix different record dates for the purpose of determining those stockholders entitled to notice of a meeting of stockholders and those entitled to vote at that meeting. In addition, the amendments provide that the Company may fix record dates to determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of certain rights and such record date shall not be more than 60 days prior to such payment, distribution or allotment. If no record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution approving such payment, distribution or allotment.

Section 2.13 (List of Stockholders Entitled to Vote) was amended to provide that if a record date for determining the stockholders entitled to vote is less than 10 days before the meeting date, the stockholder list required to be prepared before a meeting of stockholders shall reflect the stockholders entitled to vote as of the tenth day before the meeting date.

Section 2.17 (Conduct of Meetings) was amended to provide that the chairman of any meeting of stockholders shall have the right and authority to convene and (for any or no reason) to adjourn the meeting.

Section 6.13 (Amendment) was amended to provide that any right to indemnification or to advancement of expenses arising under Article VI of the Amended Bylaws shall not be eliminated by an amendment or repeal to the Amended Bylaws after the occurrence of the act or omission that is the subject of the civil, criminal, administrative or investigative action, suit or proceeding for which indemnification or advancement of expenses is sought.

Section 7.1 (Maintenance and Inspection of Records) was amended to provide that in addition to any stockholder of record, a person who is the beneficial owner of shares of the corporation held either in a voting trust or by a nominee on behalf of such person, shall have certain rights to inspect the Company’s stock ledger, stockholder list and its other books and records, including in some circumstances, the books and records of the Company’s subsidiaries.

In addition, non-substantive language and conforming changes and other technical edits and updates were made in the above sections and in Section 2.14 (Nature of Business at Meetings of Stockholders) and 2.4 (Notice of Stockholders’ Meetings). The descriptions of the changes in the Amended Bylaws contained in this report are qualified in their entirety by reference to the full text of the prior Bylaws, a copy of which was filed with the Securities and Exchange Commission on February 27, 2009 as Exhibit 3.3 to the Company’s Annual Report on Form 10-K and is incorporated herein by reference, and the Amended Bylaws, a copy of which is attached hereto as Exhibit 3.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit 3.1 Amended and Restated By-Laws of BioMarin Pharmaceutical Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BioMarin Pharmaceutical Inc., a Delaware corporation

Date: December 21, 2010	By:	/s/ G. Eric Davis
G. Eric Davis
Senior Vice President, General Counsel